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                                                                    EXHIBIT 23.1



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 18, 2000 (March 29, 2000 with respect to Note 8), accompanying the consolidated financial statements included in the Annual Report of MedicalControl, Inc. on Form 10-KSB for the year ended December 31, 1999. We hereby consent to the incorporation by reference of said report in the Registration Statements of MedicalControl, Inc. on Forms S-3 (File No. 333-84367, 333-69363, 333-47781, 333-05025, 33-97646, 33-58334-FW, 33-325321 and
33-91278) and on Forms S-8 (File No. 33-97648, 33-97650, 33-89436, 33-89438,
33-370301 and 33-89440).



GRANT THORNTON, LLP

Dallas, Texas
March 30, 2000